PRICING SUPPLEMENT NO. 6                                          Rule 424(b)(3)
DATED:                                                        File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)



                                 $7,315,015,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue


Principal Amount: $40,000,000   Floating Rate Notes [_]   Book Entry Notes [x]
Original Issue Date: 10/27/98   Fixed Rate Notes [x]      Certificated Notes [_]
Maturity Date: 10/27/1999
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:


                                                 Optional              Optional
                         Redemption              Repayment             Repayment
Redeemable On            Price(s)                Date(s)               Price(s)
-------------            --------                -------               --------
N/A                      N/A                     N/A                   N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  4.950%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:
[_]     Commercial Paper Rate                      Minimum Interest Rate:
[_]     Federal Funds Rate                         Interest Reset Date(s):
[_]     Treasury Rate                              Interest Reset Period:
[_]     LIBOR Reuters                              Interest Payment Date(s):
[_]     LIBOR Telerate
[_]     Prime Rate
[_]     CMT Rate
Initial Interest Rate:                             Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):

---------------------------------

*     On April 27th and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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